Exhibit (99)(d)

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions, except per share data)	June 30, 2008	December 31, 2007
ASSETS
Cash and due from banks	$15,127	15,124
Interest-bearing bank balances	10,289	3,057
Federal funds sold and securities purchased under resale agreements	21,923	15,449

Total cash and cash equivalents	47,339	33,630

Trading account assets	62,589	55,882
Securities	113,461	115,037
Loans, net of unearned income	488,198	461,954
Allowance for loan losses	(10,744)	(4,507)

Loans, net	477,454	457,447

Loans held for sale	8,430	16,772
Premises and equipment	6,667	6,605
Due from customers on acceptances	1,302	1,418
Goodwill	36,993	43,122
Other intangible assets	1,942	2,119
Other assets	56,256	50,864

Total assets	$812,433	782,896

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	63,393	60,893
Interest-bearing deposits	384,397	388,236

Total deposits	447,790	449,129
Short-term borrowings	55,448	50,393
Bank acceptances outstanding	1,307	1,424
Trading account liabilities	26,305	21,585
Other liabilities	18,656	19,151
Long-term debt	184,401	161,007

Total liabilities	733,907	702,689

Minority interest in net assets of consolidated subsidiaries	3,147	3,335

STOCKHOLDERS’ EQUITY
Preferred stock, Class A, 40 million shares, no par value; 10 million shares, no par value; none issued	—	—
Dividend Equalization Preferred shares, no par value, 97 million shares issued and outstanding at June 30, 2008	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series I, $100,000 liquidation preference per share, 25,010 shares authorized	—	—
Non-Cumulative Perpetual Class A Preferred Stock, Series J, $1,000 liquidation preference per share, 92 million depositary shares issued and outstanding at June 30, 2008	2,300	2,300
Non-Cumulative Perpetual Class A Preferred Stock, Series K, $1,000 liquidation preference per share, 3.5 million shares issued and outstanding at June 30, 2008	3,500	—
Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, $1,000 liquidation preference per share, 4.025 million shares issued and outstanding at June 30, 2008	4,025	—
Common stock, $3.33-1/3 par value; authorized 3 billion shares, outstanding 2.136 billion shares at June 30, 2008	7,121	6,534
Paid-in capital	59,797	56,149
Retained earnings	1,786	13,456
Accumulated other comprehensive income, net	(3,150)	(1,567)

Total stockholders’ equity	75,379	76,872

Total liabilities and stockholders’ equity	$812,433	782,896

WACHOVIA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share data)	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$6,187	7,723	13,764	15,341
Interest and dividends on securities	1,530	1,474	3,026	2,952
Trading account interest	522	506	1,093	939
Other interest income	407	647	942	1,258

Total interest income	8,646	10,350	18,825	20,490

INTEREST EXPENSE
Interest on deposits	2,176	3,180	5,117	6,194
Interest on short-term borrowings	418	706	941	1,375
Interest on long-term debt	1,762	2,015	3,725	3,972

Total interest expense	4,356	5,901	9,783	11,541

Net interest income	4,290	4,449	9,042	8,949
Provision for credit losses	5,567	179	8,398	356

Net interest income after provision for credit losses	(1,277)	4,270	644	8,593

FEE AND OTHER INCOME
Service charges	709	667	1,385	1,281
Other banking fees	518	449	1,016	865
Commissions	910	649	1,824	1,308
Fiduciary and asset management fees	1,355	1,015	2,794	1,968
Advisory, underwriting and other investment banking fees	280	454	541	861
Trading account profits (losses)	(510)	195	(818)	323
Principal investing	136	298	582	346
Securities gains (losses)	(808)	23	(1,013)	76
Other income	575	490	(369)	946

Total fee and other income	3,165	4,240	5,942	7,974

NONINTEREST EXPENSE
Salaries and employee benefits	3,435	3,122	6,695	6,094
Occupancy	377	331	756	643
Equipment	317	309	640	616
Marketing	95	78	192	140
Communications and supplies	184	178	370	351
Professional and consulting fees	218	205	414	382
Goodwill impairment	6,060	—	6,060	—
Other intangible amortization	97	103	200	221
Merger-related and restructuring expenses	251	32	492	42
Sundry expense	1,250	532	1,906	1,022

Total noninterest expense	12,284	4,890	17,725	9,511

Minority interest in income of consolidated subsidiaries	97	139	252	275

Income (loss) before income taxes (benefits)	(10,493)	3,481	(11,391)	6,781
Income taxes (benefits)	(1,831)	1,140	(2,065)	2,138

Net income (loss)	(8,662)	2,341	(9,326)	4,643
Dividends on preferred stock	193	—	236	—

Net income (loss) available to common stockholders	$(8,855)	2,341	(9,562)	4,643

PER COMMON SHARE DATA (after preferred stock dividends)
Basic earnings
Net income (loss) available to common stockholders	$(4.20)	1.24	(4.69)	2.45
Diluted earnings
Net income (loss) available to common stockholders	(4.20)	1.22	(4.69)	2.42
Cash dividends	$0.38	0.56	1.02	1.12
AVERAGE COMMON SHARES
Basic	2,111	1,891	2,037	1,892
Diluted	2,119	1,919	2,048	1,922